EXHIBIT 23.3

Consent of Accountants

Independent Auditors’ Consent

The Board of Directors

Bancshares of Florida, Inc.:

We consent to the use of our report dated January 27, 2004 with respect to the consolidated balance sheet of Bancshares of Florida, Inc. as of December 31, 2003 and the related statements of operations, stockholders’ equity and cash flows for the year then ended, included herein, and to the reference to our firm under the heading “Certain Experts” in the prospectus.

/s/ KPMG LLP

Fort Lauderdale, Florida

May 10, 2004

CONSENT OF HILL, BARTH & KING LLC,

INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Certain Experts” in the Registration Statement on Form SB-2 and related Prospectus of Bancshares of Florida, Inc. for the registration of 1,437,500 shares of its common stock and to the incorporation therein of our report dated February 10, 2003 relating to the financial statements of Bancshares of Florida, Inc. as of December 31, 2002 and for the years ended December 31, 2002 and 2001.

/s/ HILL, BARTH & KING LLC

Certified Public Accountants

Naples, Florida

May 6, 2004